UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2019

OPES ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38417	82-2418815
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Park Plaza Torre I

Javier Ramos Sierra 540, Of. 103

Col. Santa Fe

01210 México City, México

(Address of Principal Executive Offices) (Zip Code)

+52 (55) 5992-8300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	OPESU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	OPES	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	OPESW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 5.07 is incorporated by reference in this item to the extent required herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

The information included in Item 5.07 is incorporated by reference in this item to the extent required herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 16, 2019, Opes Acquisition Corp. (the “Company”) held a special meeting of its stockholders (the “Meeting”). At the Meeting, the Company’s stockholders considered the following proposals:

1.        A proposal to adopt and approve an amendment to the Company’s amended and restated certificate of incorporation (the “charter”) to extend the date that the Company has to consummate a business combination (the “Extension”) to November 15, 2019 (the “Extended Date”). The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
9,460,941	88,000	5	0

In connection with this vote, the holders of 2,282,753 shares of the Company’s common stock properly exercised their right to convert their shares into cash at a conversion price of approximately $10.33 per share, for an aggregate conversion amount of approximately $23.6 million.

Following the Meeting, the Company filed the amendment to the charter with the Secretary of State of the State of Delaware. A copy of the amendment is attached hereto as Exhibit 3.1.

Upon filing of the amendment to the charter, the Company deposited into its trust account established in connection with the Company’s initial public offering $0.0333 for each public share that was not converted in connection with the Extension, or an aggregate of approximately $306,935, for the first 30-day extension period. The Company now has until October 15, 2019 to consummate an initial business combination, or determine to deposit additional funds into the trust account for one additional 30-day extension period. The amount desposited into the trust account was loaned to the Company by the Company’s management and its designees. The loans will not bear any interest and will be repayable by the Company upon consummation of an initial business combination. The loans will be forgiven if the Company is unable to consummate an initial business combination except to the extent of any funds held outside of the trust account.

2.        A proposal to adopt and approve the early winding up of the Company and redemption of 100% of the outstanding public shares if the Company’s board of directors determines at any time prior to the Extended Date that the Company will be unable to consummate an initial business combination by the Extended Date. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
9,513,846	35,100	0	0

Item 9.01.	Financial Statement and Exhibits.

(d)       Exhibits:

Exhibit	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2019

OPES ACQUISITION CORP.

By:	/s/ Miguel Angel Villegas
Name: Miguel Angel Villegas
Title: Chief Financial Officer

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